UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2010 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by the Company on current reports on Form 8-K filed September 2, 2010 and September 13, 2010, the Company and several of the Company’s subsidiaries recently entered into a series of material agreements with third parties. Attached hereto as Exhibits 99.1-99.5 are the material agreements previously disclosed in the aforementioned current reports.

Item 7.01

Regulation FD Disclosure

On November 3, 2010, the Company issued a press release entitled "U.S. Geothermal Drills Another Prolific Well at Neal Hot Springs – Completes Production Wells Needed for Project." The press release is attached hereto as Exhibit 99.6. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01

Other Events

The Company announced on November 3, 2010 that its subsidiary, USG Oregon LLC, has successfully drilled and tested NHS-2, the fourth large diameter production well at the Neal Hot Springs geothermal project located in eastern Oregon. The production well encountered the reservoir at 2,983 feet (979 meters). The well flowed under artesian pressure at a rate of 3,027 gallons per minute ("gpm"). The production temperature of the well is 287º F (142º C). USG Oregon LLC is owned 80% by U.S. Geothermal and 20% by Enbridge Inc.

Subject to establishing reservoir pressure support by drilling additional injection wells, the four wells complete the total production wells needed for the 23 net MW project. Three existing production wells have previously been drilled and tested. Well NHS-1 intersected the reservoir at 2,287 feet (750 meters) and flows under artesian pressure at a rate of 2,315 gpm with a production temperature of 286.5º F (141º C). Well NHS-5 encountered the reservoir at 2,796 feet (917 meters) and flows at a rate of 1,500 gpm and with a production temperature of 286º F (141º C). NHS-8 intersected the reservoir at 3,604 feet (1,182 meters) and flows at a rate of 2,770 gpm with a production temperature of 287.5º F (142º C). Wells with a flowing temperature of 286º F (141º C) and a pumped flow rate of 2,000 to 3,000 gpm are considered very viable to substantiate commercial power generation.

The four production wells were drilled with a bottom-hole diameter of 12.25 inches; however, the project has employed a second rig to drill 8 inch bottom-hole diameter, low cost injection wells. Two injection wells, NHS-13 and NHS-10, have already been drilled and tested and together are expected to take up to 1800 gpm.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1*	Engineering, Procurement and Construction Contract, dated as of August 27, 2010, between USG Nevada LLC and Benham Constructors LLC August 27, 2010
99.2	Amended and Restated Change in Control Guaranty made and entered into as of October 13, 2010, by U.S. Geothermal Inc., in favor of Benham Constructors, LLC
99.3	Credit Addendum to Engineering, Procurement and Construction Contract, dated as of August 27, 2010, between USG Nevada LLC and Benham Constructors LLC August 27, 2010
99.4*	Amended and Restated Limited Liability Company Agreement. made and entered into as of September 7, 2010, by and among Oregon USG Holdings LLC, U.S. Geothermal Inc., and Enbridge (U.S.) Inc.
99.5	Conditional Guaranty Agreement, entered into as of September 7, 2010, by US Geothermal Inc. to Enbridge (U.S.) Inc.
99.6	Press release of U.S. Geothermal Inc. dated November 3, 2010 entitled "U.S. Geothermal Drills Another Prolific Well at Neal Hot Springs – Completes Production Wells Needed for Project"

* Portions of these exhibits have been omitted based on a grant of or application for confidential treatment from the SEC. The omitted portions of these exhibits have been filed separately with the SEC.

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 8, 2010	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Engineering, Procurement and Construction Contract, dated as of August 27, 2010, between USG Nevada LLC and Benham Constructors LLC August 27, 2010
99.2	Amended and Restated Change in Control Guaranty made and entered into as of October 13, 2010, by U.S. Geothermal Inc., in favor of Benham Constructors, LLC
99.3	Credit Addendum to Engineering, Procurement and Construction Contract, dated as of August 27, 2010, between USG Nevada LLC and Benham Constructors LLC August 27, 2010
99.4*	Amended and Restated Limited Liability Company Agreement. made and entered into as of September 7, 2010, by and among Oregon USG Holdings LLC, U.S. Geothermal Inc., and Enbridge (U.S.) Inc.
99.5	Conditional Guaranty Agreement, entered into as of September 7, 2010, by US Geothermal Inc. to Enbridge (U.S.) Inc.
99.6	Press release of U.S. Geothermal Inc. dated November 3, 2010 entitled "U.S. Geothermal Drills Another Prolific Well at Neal Hot Springs – Completes Production Wells Needed for Project"

* Portions of these exhibits have been omitted based on a grant of or application for confidential treatment from the SEC. The omitted portions of these exhibits have been filed separately with the SEC.